Exhibit 4.1

SPECIMEN

[FACE OF CERTIFICATE]

NUMBER C-__________	SHARES __________

CAPSTONE 72, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

COMMON STOCK, NO PAR VALUE

CUSIP: 14069A106

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT ______________________________________ is the owner of ______________________________________ fully paid and non-assessable shares of common stock with no par value, of CAPSTONE 72, INC. (the “Company”), transferable on the books of the Company by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation and Code of Regulations of the Company, each as amended from time to time, to all of which the holder, by acceptance hereof, assents.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: ________________________

COUNTERSIGNED AND REGISTERED:	CAPSTONE 72, INC.
EFFICIENCY INC.
Transfer Agent and Registrar
Chief Executive Officer

Carol Nguyen, CEO and Director	Secretary

[REVERSE OF CERTIFICATE]

CAPSTONE 72, INC.

The Company shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Company or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Secretary of the Company at the principal executive offices of the Company.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ________ Custodian ________ (Cust) (Minor) under Uniform Gifts to Minors Act ________ (State)

UNIF TRF MIN ACT — ________ Custodian (until age ____) ________ under Uniform Transfers to Minors Act ________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________ (please insert social security or other identifying number of assignee: ________________) ________________________________________________________ (please print or typewrite name and address, including zip code, of assignee) _______________ shares of the common stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint _________________________________ Attorney to transfer the said stock on the books of the within-named Company, with full power of substitution in the premises.

Dated: ________________________

Signature(s): X ______________________________ X ______________________________

Signature(s) Guaranteed: By ______________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

NOTICE: The signature(s) to this Assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.